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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


 Date of report:  August 27, 1999 (Date of Earliest Event Reported:  August 24,
                                     1999)



                              CLARUS CORPORATION
            (Exact name of Registrant as specified in its charter)

          Delaware                            0-24277                              58-1972600
(State or other jurisdiction of         (Commission File No.)            (IRS Employer Identification No.)
 incorporation or organization)
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                            3970 Johns Creek Court
                                   Suite 100
                            Suwanee, Georgia 30024
         (Address of principal executive offices, including zip code)
                                (770) 291-3900
             (Registrant's telephone number, including area code)



         (Former name or Former Address if Changed Since Last Report)


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ITEM 5.  Other Events

     On August 24, 1999, Clarus Corporation executed an Asset Purchase Agreement with Geac Computer Systems, Inc. and an Intellectual Property Rights Purchase
Agreement with Geac Canada Limited, to sell substantially all of Clarus
Corporation's financial and human resources business for a total of approximately $17.1 million in cash. Under the terms of the agreements, GEAC will acquire the products, manufacturing assets, intellectual property and employees of Clarus Corporation's financial and human resources software business. The sale is expected to close in the fourth quarter of 1999. The sale is subject to approval by Clarus Corporation's stockholders, possible adjustments and other customary conditions. If the sale is closed, Clarus
Corporation will focus exclusively on its business plans for delivering business-to-business electronic commerce products.

ITEM 7.  Financial Statements, Pro Forma Information and Exhibits


     (c) Exhibits

     2.1        Asset Purchase Agreement

     2.2        Intellectual Property Rights Purchase Agreement

     2.3        Indemnification Agreement

     99.1       Press Release

     99.2       Selected Pro Forma Financial Information

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CLARUS CORPORATION


Date: August 26, 1999                                /s/ Arthur G. Walsh, Jr.
                                                     __________________________
                                                     ARTHUR G. WALSH, JR.
                                                     Chief Financial Officer